UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2008

TIM HORTONS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32843	51-0370507
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

874 Sinclair Road, Oakville, ON, Canada	L6K 2Y1
(Address of principal executive offices)	(Zip Code)

(905) 845-6511

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 30, 2008, Tim Hortons Inc. (the “Company”) issued a press release containing financial information relating to its first quarter results and certain other information. A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2008, the Board of Directors (the “Board”) appointed certain directors to Board Committees. Ms. Moya Greene, appointed to the Board on February 19, 2008, has been appointed to the Audit Committee. In addition, Ms. Shan Atkins has been appointed to the Human Resource and Compensation Committee and will continue to serve as a member of the Nominating and Corporate Governance Committee. Dr. David Lees has been appointed to the Nominating and Corporate Governance Committee and will continue to serve a member of the Audit Committee.

On April 30, 2008, the Company issued a press release announcing certain changes to the executive management structure of the Company, a copy of which is attached hereto as Exhibit 99.2. All of the newly-announced appointments take effect May 1, 2008.

Mr. Roland Walton, age 52, has been appointed Chief Operations Officer, Canada. Mr. Walton will directly oversee the operations and growth strategy for the Canadian segment of the Company, including restaurant development activities. Mr. Walton will also assume responsibility for Operations Standards and Operations Training for the Tim Hortons brand. Mr. Walton joined the Company in 1997 as Executive Vice President of Operations, responsible for operations in both Canada and the U.S.

Mr. David Clanachan, age 46, has been appointed Chief Operations Officer, United States and International. Mr. Clanachan will directly oversee the operations and growth strategy for the U.S. segment of the Company, including restaurant development activities and will also directly oversee the international operations and growth strategy. Mr. Clanachan joined the Company in 1992 and held various positions in the Operations Department until he was promoted to the position of Vice President, Operations – Western Ontario in 1997. In August 2001, he was promoted to the position of Executive Vice President of Training, Operations Standards and Research and Development.

Mr. William Moir, age 59, has been appointed Chief Brand and Marketing Officer, and as President of the Tim Horton Children’s Foundation. Mr. Moir will assume responsibility for research and development, aligning product research and innovation programs with the Company’s brand and marketing activities. Mr. Moir joined the Company in 1990 as Vice President of Marketing and was promoted to Executive Vice President of Marketing in 1997.

Ms. Cynthia Devine, age 43, will be expanding her current responsibilities as Chief Financial Officer and will assume accountability for the Company’s manufacturing operations, which include Maidstone Coffee and our Fruition Fruits and Fills manufacturing facility. Ms. Devine joined the Company in November 2003 as Senior Vice President of Finance and Chief Financial Officer. She was promoted to Executive Vice President of Finance and Chief Financial Officer in April 2005.

There are no compensation adjustments or arrangements being entered into in connection with the changes in roles and responsibilities described above. These changes are more fully described in the press release attached hereto as Exhibit 99.2.

Effective March 1, 2008, Mr. Schroeder assumed the roles of President and Chief Executive Officer and Mr. House, after relinquishing those roles, remained as full-time Executive Chairman. On February 19, 2008, the Company disclosed that the dollar values of the 2008 performance-conditioned restricted stock units (“P+RSUs”) to be granted to each of Mr. House and Mr. Schroeder in May 2008, pursuant to the Company’s 2006 Stock Incentive Plan, were Cdn.$704,670 and Cdn.$206,541, respectively, and that such amounts were determined at a time when Messrs. House and Schroeder held their former positions.

Upon further consideration, the Board has revised and restated the award values for the 2008 P+RSUs to be granted to Messrs. House and Schroeder to recognize the changes in their positions and responsibilities which became effective March 1, 2008 (prior to the May 2008 grant date). In addition, in partial consideration for the increase in the 2008 P+RSU award value, Mr. Schroeder has agreed that he will not retire from the Company prior to May 15, 2011 and that he will forfeit any unvested P+RSUs granted in May 2008 if he chooses to retire from the Company prior to the end of the vesting period for such P+RSUs. The restated award values for the 2008 P+RSUs to be granted to Mr. House and Mr. Schroeder are Cdn.$403,000 and Cdn.$483,500, respectively, which match the “target” values for each of Messrs. House and Schroeder established for the 2009 P+RSU award, as previously disclosed. These changes in the 2008 P+RSU awards represent an increase of Cdn.$276,959 for Mr. Schroeder and a decrease of Cdn.$301,670 for Mr. House.

Item 7.01	Regulation FD Disclosure.

The Company will host a quarterly conference call to discuss its first quarter results on Thursday, May 1, 2008 at 2:30 p.m. (Eastern). Investors and the public may listen to the conference call in the manner described in the Company’s press release attached hereto as Exhibit 99.1.

The Company will also hold its Annual Stockholders’ Meeting on Friday, May 2, 2008 at 10:30 a.m.(local time) at the Design Exchange, 234 Bay Street, Toronto-Dominion Centre, Toronto, Ontario, Canada. A live webcast of the event will be available at www.timhortons.com through the Investors tab, also as more fully described in the Company’s press release attached hereto as Exhibit 99.1.

Item 8.01	Other Events.

On April 30, 2008, the Company also announced that the Board has approved a Cdn.$0.09 per share regular quarterly cash dividend. The dividend is payable on June 13, 2008 to stockholders of record on May 30, 2008. The declaration of all future dividends is subject to the Board’s discretion. The full text of the Company’s press release regarding its quarterly dividend is attached hereto as Exhibit 99.3.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press release issued by the Company dated April 30, 2008 regarding the release of quarterly financial results and other information.

Exhibit 99.2	Press release issued by the Company dated April 30, 2008 regarding changes to executive management structure.

Exhibit 99.3	Press release issued by the Company dated April 30, 2008 announcing $0.09 dividend.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIM HORTONS INC.

Date: May 1, 2008	By:	/s/ Jill E. Aebker
Jill E. Aebker, Associate General Counsel and Secretary